UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007

RAVEN BIOFUELS INTERNATIONAL CORPORATION

(exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52475

(Commission File Number)

N/A

(IRS Employer Identification No.)

#6-260 E. Esplanade, North Vancouver, BC

(Address of principal executive offices and Zip Code)

604-984-0400

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our management has been investigating additional business opportunities, and has identified the alternative fuels sector as an industry that it is considering pursuing. As result of this change in focus, effective September 21, 2007, we completed a merger with our subsidiary, Raven Biofuels International Corporation, a Nevada corporation, that we incorporated to facilitate the change of our name, to better reflect our anticipated direction. As a result, we have changed our name from “Auto Photo Technology Inc” to “Raven Biofuels International Corporation”. As noted, we have changed the name of our company to better reflect the changed direction and potential future business of our company.

Item 7.01.	Regulation FD Disclosure

The name change became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on October 2, 2007 under the new stock symbol “RVBF”. Our new CUSIP number is 754200 103.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on September 21, 2007 and which is effective September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN BIOFUELS INTERNATIONAL CORPORATION

/s/ Ian S. Grant

Ian S. Grant, President

Date: October 2, 2007

CW1444488.1